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                                                                 EXHIBIT 10.22


                  TECHNOLOGY DEVELOPMENT AND LICENSE AGREEMENT

        THIS AGREEMENT is made and entered into on and as of September 27,1996 by and between SCM Microsystems, Inc., a Delaware corporation, (hereinafter called "SCM") and Sun Microsystems, Inc., a Delaware corporation (hereinafter called "Sun").

        WHEREAS, Sun is an industry leader in the design, development and manufacture of computing hardware platforms and related software, and

        WHEREAS, SCM Microsystems has the technical and professional capability, qualifications and existing technology required to perform hardware development and systems integration tasks.

        NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

        1.      DEFINITIONS

                1.1. "Acceptance Criteria": A set of criteria developed to determine if the S-bus Card Adaptor delivered to Sun conforms to the Statement of Work and the Specifications.

                1.2. "Enhancement" means a work which is based upon one or more pre-existing works, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted.

                1.3. "Loaned Equipment": Equipment either (i) owned by Sun and loaned to SCM Microsystems, or (ii) purchased by SCM Microsystems and paid for by Sun, which is used in the performance of the Services. Such equipment shall be listed in Exhibit A, attached hereto, as the same may be amended from time to time.

                1.4. "Loaned Software": Software either (i) owned by Sun and licensed to SCM Microsystems, or (ii) licensed by SCM Microsystems from a third-party licensor, the fees for which are paid by Sun, and which is used in the performance of the Services. Such software shall be listed in Exhibit A, attached hereto, as the same may be amended from time to time.

                1.5. "New Technology": Technology, ideas, methods and inventions designed or implemented in the performance of this Agreement by SCM Microsystems and resulting from the NRE, as that term is defined in paragraph 4.1, paid to SCM Microsystems by Sun for the Services.

                1.6. "S-bus Card Adaptor": A dual slot drive bay accessed S-bus to PC card adapter extended over a flat ribbon or other cable to an available drive bay on a computer, utilizing SCM Microsystems' bus extension technology to ensure compatibility with current and future PC cards and conforming to Sun's specifications for S-bus to PCMCIA ASICs developed by Sun.





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                1.7. "SCM Microsystems Base Enhancements": Enhancements in or to
the SCM Microsystems Base Technology made or conceived in the performance of this Agreement.

                1.8. "SCM Microsystems Base Technology": Technology owned by SCM Microsystems and developed outside the performance of this Agreement, including technology that existed prior to the date of this Agreement as well as technology that is developed concurrently with the term of this Agreement.

                1.9. "Specifications": The electrical, mechanical and functional specifications for the S-bus Card Adaptor as set out in the Statement of Work.

                1.10. "Services": The services to be performed by SCM Microsystems under this Agreement to design, develop and deliver to Sun the S-bus Card Adaptor as described in the Statement of Work, as the same may be amended from time to time.

                1.11. "Statement of Work": The description of services to be performed and specific product(s) to be developed pursuant to this Agreement and delivered to Sun. The Statement of Work, as modified from time to time as permitted by this Agreement, shall be attached hereto as Exhibit B.

                1.12. "Sun Base Enhancements": Enhancements in or to the Sun Base Technology made or conceived in the performance of this Agreement.

                1.13. "Sun Base Technology": Technology owned by Sun and developed outside this Agreement, including technology that existed prior to the date of this Agreement as well as technology that is developed concurrently with the term of this Agreement.

        2.      SCOPE OF SERVICES

                2.1. SCM Microsystems shall design, develop and manufacture the S-bus Card Adaptor conforming to the Specifications and within the schedule set out in the Statement of Work.

               2.2. The Statement of Work includes certain preliminary specifications which may, during the term of this Agreement, be modified as the design and development effort is undertaken. The Statement of Work may only be modified as set out herein, in which case the Statement of Work as so modified shall become the new Exhibit B and become part of this Agreement.

               2.3. On or before the commencement of the term of this Agreement, each party shall designate in writing a project manager who shall have overall responsibility for the coordination of the development and implementation of the Statement of Work. The project managers shall coordinate the joint responsibilities of the parties as required hereunder, act as the communication point for their respective companies, confer regularly and shall have responsibility and authority for resolving any disputes that may arise with respect to the Statement of Work or Specifications. The project managers shall serve as the initial point of contact for the resolution of problems and shall be




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responsible for devising and implementing problem management procedures with respect to any dispute that may arise with respect to the scope or direction of the development.

               2.4. At the time(s) set out in the Statement of Work, SCM Microsystems shall deliver to Sun ten (10) prototypes of the S-bus Card Adaptor conforming to the Specifications.

                    2.4.1. Prior to the scheduled delivery of the prototypes, the parties shall agree upon the final Specifications and the Acceptance Criteria to determine if the prototype conforms to the Specifications.

                    2.4.2. SCM Microsystems shall demonstrate to Sun that the prototype conforms to the Acceptance Criteria. Thereafter if Sun notifies SCM Microsystems in writing and demonstrates to SCM Microsystems that the prototypes do not substantially meet the Acceptance Criteria, SCM Microsystems shall make corrections and modifications to the design of the S-bus Card Adaptor, the manufacturing process or otherwise as necessary, to cause the S-bus Card Adaptor to conform to the Specifications. Upon delivery of new prototypes, Sun shall repeat the acceptance test as soon as reasonably requested by SCM Microsystems and Sun shall notify SCM Microsystems within five (5) days of such request if and when the new prototypes are accepted.

                2.5. Upon notification from Sun that the prototypes described in
2.4.2 above conform to the specifications, SCM Microsystems shall deliver to Sun fifty (50) pre-production prototypes of the S-bus Card Adaptor to verify that the S-bus Card Adaptor can be manufactured in quantity.

                2.6. Support. SCM Microsystems shall, from time to time at Sun's request, provide to Sun, support and maintenance services for the S-bus Card Adaptors. The fees, if any for such support shall be negotiated prior to any services being performed. In addition, SCM Microsystems shall provide enhancements to keep current with each Sun operating system (OS) release, chosen for Sun's IR production usage, provided that porting of the covered software to the then new OS requires no or minimal source code changes. Porting efforts requiring substantial source code changes shall be done on a time and materials basis. SCM Microsystems shall use its best efforts to make such new releases available within ninety (90) days after Sun delivers a copy of the latest OS version to SCM Microsystems.

                2.7. During the term of this Agreement, SCM Microsystems and each of its contractors and suppliers who will perform any work hereunder, shall become and remain compliant with ISO 9002 standards.

        3.      PURCHASE OF PRODUCTION QUANTITIES

                3.1. From time to time Sun may purchase from SCM Microsystems, and SCM Microsystems shall sell to Sun, the S-bus Card Adaptor (herein the "Product"). The prices to be paid by Sun for the Product shall be as set out in Exhibit C, attached hereto and incorporated herein. For purchases by Sun of the Product for release or other distribution, from time to time Sun shall deliver





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to SCM Microsystems a one hundred eighty (180) day forecast (herein the
"Forecasts") of anticipated purchases of Product. An updated Forecast will be provided to SCM Microsystems by Sun on or about the first calendar day of each month. Purchase and delivery of products shall be made pursuant to purchase orders and purchase order change notices that are issued in writing or electronically by Sun. Individual purchase orders shall identify the quantities of products ordered, the price, shipping schedule and destinations.

               A purchase order for Products will be placed in accordance with the schedule from the Forecast. The schedule will be comprised of three categories as defined below. Sun may submit orders for incremental or advance delivery according to the definitions set forth in each of the forecast zones.

               Each Forecast shall be divided into three (3) periods: Fixed, Firm and General, as further defined herein, below, and the quantities of Product to be purchased within each period. Each period and applicable quantities shall commence anew for each updated Forecast.

                    A. The Fixed Quantity shall mean the forecasted demand for calendar days one through sixty (60) (herein the "Fixed Period") of the then current Forecast. Sun shall purchase and take delivery of that Fixed Quantity of Products specified in Sun's purchase orders for delivery within the Fixed Period. SCM Microsystems shall sell and deliver Product to Sun consistent with such schedule.

                        (i) Sun may request, and SCM Microsystems shall deliver, subject to availability of component materials and labor, quantities of Products in excess of the Fixed Quantity in an amount up to ten percent (10%) of the Fixed Quantity in the then current Forecast.

                        (ii)   In addition, if directed by Sun, SCM
Microsystems shall deliver, subject to availability of component materials and labor, a quantity of Products of up to ten percent (10%) of the Fixed Quantity for the then current Fixed Period that had originally been scheduled for delivery in the then current Firm Period. The purchase and sale of such quantity of Products in the Fixed Period shall not increase the overall quantity of Products set forth in the Forecast.

                    B. The Firm Quantity shall mean the forecasted demand for calendar days sixty-one (61) through ninety (90) (herein the "Firm Period") of the then current Forecast. In the event Sun fails to purchase such quantity of Product, Sun shall purchase from SCM Microsystems, at SCM Microsystems' cost, long lead time component parts and materials (as defined by SCM Microsystems and agreed to by Sun, which agreement shall be in writing signed by both parties and made a part hereof). Sun shall not be required to purchase any long lead time materials or components that SCM Microsystems is able to readily and in a timely manner divert to use in other products or Products sold to third parties. SCM Microsystems shall plan its material, labor and manufacturing capacity to produce no more than the Firm Quantity for delivery within the Firm Period. On or before the first business day of each month, Sun may increase or decrease the Firm Quantity by no more than twenty percent (20%).





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                    C. The General Quantity shall mean the forecasted
demand for calendar days ninety-one (91) through one hundred eighty (180) (herein the "General Period") of the then current Forecast. Sun shall not be required to purchase nor take delivery of any Product comprising the General Quantity and shall have no liability to SCM Microsystems for labor or materials purchased by SCM Microsystems for Products to be delivered in the General Period.

               3.2. The terms of purchase and sale of the S-bus Card Adaptor are set out in Exhibit D, attached hereto and incorporated herein by reference. In the event of a conflict between the terms set out in Exhibit D and the terms of this Agreement, this Agreement shall govern.

               3.3. In the event SCM Microsystems must make commitments to AT&T to procure ASIC chips ("AT&T Chips") in quantities in excess of those ultimately needed to satisfy the requirements of Sun, Sun shall reimburse SCM Microsystems the price paid by SCM Microsystems for such excess AT&T Chips that SCM Microsystems is unable to use or resell to others. Prior to making any commitment to AT&T for the purchase of AT&T Chips, SCM Microsystems shall first notify Sun and obtain Sun's written approval as to the quantity of AT&T Chips that SCM Microsystems may purchase hereunder. Sun shall not be liable to reimburse SCM Microsystems for any AT&T Chips in excess of the quantity approved by Sun. For those AT&T Chips for which SCM Microsystems receives reimbursement from Sun, SCM Microsystems shall deliver the same, and transfer all right title and interest therein, to Sun.

               3.4. SCM Microsystems shall not sell the S-bus Card Adaptor to third parties without the express written consent of Sun, provided, however, such consent shall not be withheld so long as SCM Microsystems is satisfying Sun's demand for the S-bus Card Adaptor, and remains capable of doing so. For each S-bus Card Adaptor sold, or otherwise conveyed for value, by SCM Microsystems to third parties as permitted hereunder, SCM Microsystems shall pay to Sun the amount equal to [ * ] Within ten (10) business days after the end of each calendar quarter, SCM Microsystems shall provide Sun with written reports indicating the number of S-bus Card Adaptors sold by SCM Microsystems to third parties [ * ]. Payments hereunder shall be made with, and at the time of, such report.

        4.      CONSIDERATION

                4.1. In consideration of SCM Microsystems' performance of the Services and the delivery of the Deliverables and the other rights, licenses and obligations herein set out, Sun shall pay to SCM Microsystems the amount of [ * ] (herein, the "NRE") payable as follows:




                                      [ * ]

                                      [ * ]





*  CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
   HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
   SECURITIES AND EXCHANGE COMMISSION.




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                                      [ * ]

               4.2. Payment terms are net-30 days after receipt of a correct invoice. Late payments shall accrue interest at the prime rate plus one percentage point. The prime rate shall be the prime rate quoted by the Bank of America on the date that the payment becomes past due. Before such late charges may be assessed against Sun for late payments, SCM Microsystems shall have notified Sun in writing of said late payment and Sun has not, within ten (10) days after receipt of such notice, made such payment.

               4.3.   All payments shall be made in U.S. dollars.

        5.     LOAN OF EQUIPMENT/SOFTWARE

               5.1. On or before execution of this Agreement, Sun shall have delivered to SCM Microsystems the Loaned Equipment and Loaned Software. SCM Microsystems shall be responsible for the care and maintenance of the Loaned Equipment from the time it is delivered to SCM Microsystems until it is returned to Sun. SCM Microsystems shall reimburse Sun for any damage to the Loaned Equipment sustained during the period it is in SCM Microsystems' possession, reasonable wear and tear excepted. SCM Microsystems shall insure the Loaned Equipment against loss or damage during the term of this Agreement, and shall deliver to Sun, upon request, proof of such insurance. If applicable, upon return of the Loaned Equipment, Sun shall provide SCM Microsystems with an invoice for damage to the equipment, payable by SCM Microsystems upon receipt. Failure by Sun to provide such an invoice within sixty (60) days following return of the Loaned Equipment by SCM Microsystems shall constitute acceptance of the equipment by Sun "as is" and no reimbursement by SCM Microsystems shall be required. SCM Microsystems shall maintain the Loaned Equipment used in either production or test capacity consistent with ISO 9002 standards.

               5.2. Sun hereby grants to SCM Microsystems a nontransferable, nonexclusive, limited right and license to use the Loaned Software in machine-readable form on the Loaned Equipment at SCM Microsystems' facilities in California, Singapore, and Germany, subject to SCM Microsystems obtaining any necessary export and import licenses. Title to all copies of the Loaned Software remains in Sun or in third parties from whom Sun has acquired license rights. No license is granted for use of the Loaned Software on other than the Loaned Equipment or for use on any work other than in the performance of the Services. Loaned Software is the confidential and proprietary information of Sun or its licensors and shall be subject to the obligations of Article 18. Confidentiality, SCM Microsystems shall not disassemble, decompile, or reverse engineer the Loaned Software.

               5.3. THE LOANED EQUIPMENT AND LOANED SOFTWARE ARE PROVIDED "AS IS." SUN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LOANED EQUIPMENT AND/OR SOFTWARE. IN NO EVENT SHALL SUN BE LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL






*  CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
   HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
   SECURITIES AND EXCHANGE COMMISSION.




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OR CONSEQUENTIAL DAMAGES RELATED TO THE USE OF THE LOANED EQUIPMENT AND/OR
LOANED SOFTWARE, EVEN IF SUN HAS BEEN ADVISED OF OR OTHERWISE HAS REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

               5.4. Upon the expiration or earlier termination of this Agreement, SCM Microsystems shall return to Sun, at Sun's facility in Palo Alto, California, or such other location in Northern California as Sun may designate, the Loaned Equipment and return all copies of the Loaned Software and related documentation. Upon such return, SCM Microsystems shall certify to Sun that it has returned or, with the approval of Sun, destroyed all copies of the Loaned Software. SCM Microsystems shall, at its cost and expense, de-install the Loaned Equipment and package the same for return to Sun. The costs of shipping the Loaned Equipment to Sun shall be borne by Sun.

        6.     INTELLECTUAL PROPERTY RIGHTS

               6.1.   Ownership of Technology


                      6.1.1. SCM Microsystems is and shall remain the sole owner of the SCM Microsystems Base Technology and SCM Microsystems Base Enhancements.


                      6.1.2. Sun is and shall remain the sole owner of the Sun Base Technology and Sun Base Enhancements.

                      6.1.3. SCM Microsystems shall, subject to the limitations hereinafter set forth, be owner of the New Technology.

               6.2. Designation of Technology. During the performance of the Services, Sun and SCM Microsystems shall designate whether any designs, discoveries, inventions, product, computer programs (including source code, if applicable), procedures, improvements, developments, drawings, specifications, data, memoranda, notes, documents, manuals, information, and other materials, made, conceived, or developed hereunder are SCM Microsystems Base Enhancements, Sun Base Enhancements or New Technology. Such designation shall be evidenced by a writing signed by an authorized representative of each party. In the event the parties are unable to agree upon the correct designation of such technology, such disagreement shall be resolved in the manner provided in Article 16. Arbitration.

               6.3. Protection of Intellectual Property Rights

                      6.3.1. Each party shall disclose in writing to the other, all designs, discoveries, inventions, product, computer programs (including source code), procedures, improvements, developments, drawings, specifications, data, memoranda, notes, documents, manuals, information, and other materials, made, conceived, or developed by such party which result from or relate to the Services and which are either SCM Microsystems Base Enhancements, Sun Base Enhancements or New Technology. Sun shall cooperate with and assist SCM Microsystems, at SCM Microsystems'


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expense, as necessary to allow for the application for, and execution of, any patent, copyright, trademark or other statutory protection for the New
Technology.

                      6.3.2. SCM Microsystems shall obtain from its employees such agreements as will permit SCM Microsystems to full comply with the provisions of this Article 6, and Article 15. Confidentiality.

               6.4. Grant of License to Sun. SCM Microsystems shall, and does hereby, grant to Sun a worldwide, nonexclusive, royalty free, right and license to (i) use the New Technology and to make, have made, sell, transfer or otherwise convey products incorporating the New Technology and (ii) sublicense the New Technology to others, provided, however that the same is incorporated into, or is a part of, other technology owned by Sun.

        7.     NO REVERSE ENGINEERING

        Except as specifically provided in this Agreement, and then only to the extent necessary to perform the Services, neither party shall, either directly, or through a third party, reverse engineer, disassemble or decompile any software provided by the other, or make any attempt in any fashion to obtain the source code to any software of the other not delivered under this Agreement or a separate license granted pursuant to this Agreement.

        8.     TERMINATION

               8.1.   SCM Microsystems may terminate this Agreement:

                      (a) Upon thirty (30) days prior, written notice in the event Sun, its officers or employees violate any material provision of this Agreement, including, but not limited to, Article 4. Consideration and Article
15. Confidentiality, provided that SCM Microsystems is in substantial compliance with the terms of this Agreement. In the event a material breach occurs, SCM Microsystems shall provide written notice of the breach to Sun. Sun shall have thirty (30) days from the receipt of notice to remedy the breach to the satisfaction of SCM Microsystems. If Sun is unable to correct the breach within such period, SCM Microsystems may terminate this Agreement, unless the breach is one which, by its nature, cannot be fully remedied in thirty (30) days, and Sun has undertaken reasonable, good faith efforts toward remedying the breach within such thirty (30) days, and continues to use reasonable, good faith and diligent efforts to promptly remedy the breach.

                      In the event of termination pursuant to this Section 8.1
(a), Sun shall cease use of the Licensed Technology, except such Licensed Technology for which all license fees or other consideration have been paid. As for any Licensed Technology for which the license fees or other consideration have been paid, Sun's right to use the same shall continue notwithstanding the termination of this Agreement.





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                      (b) In the event Sun (i) terminates or suspends its
business, (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute, or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

                      Without limiting the foregoing, in the event SCM Microsystems terminates this Agreement for Sun's material breach that remains uncured as provided above, Sun shall continue to be obligated for any payments due prior to the termination date.

               8.2.   Sun may terminate this Agreement:

                      (a) Upon thirty (30) days prior, written notice in the event SCM Microsystems, its officers or employees violate any material provision of this Agreement, including, but not limited to, Article 15. Confidentiality, provided, however, that Sun is in substantial compliance with the terms of this Agreement. In the event a material breach occurs, Sun shall provide written notice of the breach to SCM Microsystems. The default notice must be clearly identified as such and specify in detail the basis for the alleged material breach(es). SCM Microsystems shall have thirty (30) days from the receipt of notice to remedy the breach to the satisfaction of Sun. If SCM Microsystems is unable to correct the breach within such period, Sun may terminate this Agreement, unless the breach is one which, by its nature, cannot be fully remedied in thirty (30) days, and SCM Microsystems has undertaken reasonable, good faith efforts toward remedying the breach within such thirty (30) days, and continues to use reasonable, good faith and diligent efforts to promptly remedy the breach.

                      (b) in the event SCM Microsystems (i) terminates or suspends its business; (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute; or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

                      (c)    for Sun's convenience.  In the event of
termination for Sun's convenience Sun shall give SCM Microsystems ninety (90) days prior written notice. Upon receipt of notice of termination for Sun's convenience SCM Microsystems shall immediately cease all work and Services and attempt to terminate any subcontracts or contracts for the acquisition of goods or services related to the performance of the Services by SCM Microsystems. Within ninety (90) days after the effective date of termination SCM Microsystems shall submit to Sun a final invoice for costs incurred by SCM Microsystems (which may include payments made for professional services) and paid or payable to third parties which could not be avoided and resulted from the early termination of this Agreement. SCM Microsystems shall be entitled to recover, in addition to the other costs described herein, the amount equal to (i) the development costs described in paragraph 4.1 divided by (ii) the Commitment, multiplied by the sum of (ii) the Commitment less the total number of S-bus Card Adaptors actually purchased by Sun and the third parties described in paragraph 3.4, hereof, prior to termination. Such invoice, if not contested by Sun, shall be payable as provided in Article 4.0. Consideration, above.

                      (d) for Sun's good faith dissatisfaction with either the progress of the work or the quality of the work product delivered by SCM Microsystems. In the event Sun is dissatisfied




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

with the progress or quality of the work Sun shall advise SCM Microsystems in writing of Sun's dissatisfaction. Such notice shall specify the reasons for such dissatisfaction. SCM Microsystems shall have thirty (30) days from receipt of such notice to correct the work to the satisfaction of Sun. If SCM Microsystems is not able to correct the work to the satisfaction of Sun within such thirty
(30) day period Sun may terminate this Agreement on ten (10) days written notice. Upon termination for Sun's dissatisfaction SCM Microsystems shall immediately cease all work and Services and attempt to terminate any subcontracts or contracts for the acquisition of goods related to the performance of the Services by SCM Microsystems. Within ninety (90) days after the effective date of termination SCM Microsystems shall submit to Sun a final invoice for costs incurred by SCM Microsystems (which may include payments made for professional services) and paid or payable to third parties, that could not be avoided and resulted from the early termination of this Agreement. Such invoice, if not contested by Sun shall be payable as provided in Article 4.0. Consideration, above.

               8.3.   Effect of Termination

                      (a) Upon early termination of this Agreement for any reason SCM Microsystems shall be entitled to receive payment only as provided herein.

                      (b) As a condition to receiving any payment under this Article, SCM Microsystems shall deliver to Sun, within fifteen (15) days from the date of termination of this Agreement or otherwise as stated in this
Agreement:

                              (i) Any property of Sun, including, but not
limited to Loaned Equipment and Loaned Software, in the possession or control of SCM Microsystems in good condition, reasonable wear and tear accepted; and

                              (ii) All documentation and files and all copies
thereof related to Sun Base Technology or Sun Base Enhancements whether finished or unfinished, prepared or produced by SCM Microsystems for the benefit of Sun under this Agreement.

                              (iii) Copies of all documentation and files
related to New Joint Technology whether finished or unfinished, prepared or produced by SCM Microsystems for the benefit of Sun under this Agreement.

                      (c) Except as provided in clauses 8.2 (c) and 8.2 (d), above in no event shall Sun be responsible for payment for Services or expenses of SCM Microsystems provided or incurred after the effective date of termination of this Agreement. Sun reserves the right to audit the relevant books, time sheets, or other records of SCM Microsystems prior to any payment to SCM Microsystems under this Article 8.





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        9.     WARRANTY

               9.1. SCM Microsystems warrants that, subject to the terms of the SCM Microsystems warranty, attached hereto as Exhibit D, for a period of three
(3) years after delivery, the S-bus Card Adaptor as purchased by Sun will substantially conform to the Specifications.

               9.2. SCM Microsystems warrants that (i) it is the exclusive owner of all right, title and interest in the SCM Microsystems Base Technology and,
(ii) with respect to third party proprietary rights incorporated into the S-bus Card Adaptor, it has the necessary rights to manufacture and sell the same to Sun as provided in this Agreement.

        10.    COMPLIANCE WITH LAW

        This Agreement is subject to all laws, regulations, orders or other restrictions on the export of the Deliverables, or information about the Deliverables, which may be imposed at any time or from time to time by the U.S. Government. The parties (i) shall comply with all such laws, regulations, permits, orders and other restrictions to the extent that they are applicable and (ii) shall not, directly or indirectly, export or re-export (as defined in the United States Export Administration Regulations) the Deliverables or any information about the Deliverables to any country for which the U.S. Government, or any agency thereof, requires an export license or other governmental approval without first obtaining the same.

        11.    APPLICABLE LAW

        The laws of the State of California, as applied to transactions to be carried out wholly within California by California residents, applies to this Agreement and the rights, duties and obligations of the parties hereto. The United Nations Convention on Contracts for the International Sale of Goods is excluded from application hereto.

        12.    PROPRIETARY RIGHTS INDEMNITY

               12.1. SCM Microsystems shall defend, indemnify and hold harmless Sun with respect to any claim, demand, cause of action, debt, or liability, including attorneys' fees, to the extent that it is based upon a claim that the SCM Microsystems Base Technology or the products derived therefrom and purchased by Sun pursuant to this Agreement infringes any patent, copyright, or any trade secret protected under federal or state law; provided that SCM Microsystems is immediately notified in writing of such claim and provided further that SCM Microsystems shall have the exclusive right to control such defense. Sun shall not settle or compromise any claim, lawsuit or proceeding without SCM Microsystems' prior written approval unless SCM Microsystems has failed to defend and indemnify or is unable to defend and indemnify Sun. In the event of any such claim, litigation or threat thereof, SCM Microsystems, at its sole option and expense, shall either (i) procure for Sun the right to continue to use the Deliverables, or (ii) replace or modify the Deliverables with functionally compatible software and materials. If such settlement or such modification is not reasonably practical and Sun is required to remove the S-bus Card Adaptor from its systems or is otherwise prohibited




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


from using the same, SCM Microsystems may, upon fifteen (15) days' written notice to Sun, refund to Sun the purchase price paid for the S-bus Card Adaptor

               The foregoing states the entire liability of SCM Microsystems with respect to the infringement of any third party proprietary rights by the S-bus Card Adaptor or any of its parts.

        13.    GENERAL INDEMNITY

        The parties acknowledge that it may be necessary for the employees of each to be present at the facilities of the other for extended periods of time. The parties agree to provide the employees of the other with all reasonable facilities and services to assure that the Services may be properly performed. Each party shall instruct its employees to conform with the internal regulations and procedures of the other party while on such party's premises. In addition, each party agrees to indemnify, defend, and hold harmless the other party, its officers, agents and employees from any and all claims, demands and causes of action arising out of or resulting from any personal injury or tangible property damage suffered by a third party (which term shall include the employees, agents and contractors of each party hereto) by reason of the sole negligence of the party against whom indemnification is sought (the "Indemnitor"), provided that the Indemnitor is immediately notified in writing of such claim and provided further that the Indemnitor shall have the exclusive right to control such defense. The indemnified party shall not settle or compromise any claim, lawsuit or proceeding without the Indemnitor's prior written approval unless the Indemnitor has failed to defend and indemnify or is unable to defend and indemnify the indemnified party.

        14.    LIMITATION OF LIABILITY

        Except as otherwise provided, neither party shall be liable to the other for incidental, consequential or special damages regardless of whether the party was made aware of the possibility of such damages.

        15.    CONFIDENTIALITY

               15.1. During the term of this Agreement each party (the "Disclosing Party") may disclose to the other (the "Receiving Party") certain information which the Disclosing Party deems to be the proprietary and confidential information of the Disclosing Party, including, but not limited to, documents and discussion of its technology, strategy, operations, internal corporate information, sources of supply, and methods and procedures.

               The Receiving Party agrees that all oral communications, which at the time of the oral disclosure are identified as confidential or are identified as such in a writing delivered to the Receiving Party within thirty (30) days after the oral disclosure, and written materials received by it bearing an appropriate legend indicating the confidential nature of the material, or to which it may gain access, during or in connection with the performance of Services will be deemed the Proprietary Information of the disclosing Party, unless and until such time as:

                      (a) Such information is generally available to the public, through no fault of the Receiving Party and without breach of this Agreement,

                      (b) Such information was already in the possession of the Receiving Party without restriction and prior to any disclosure hereunder,

                      (c) Such information is or has been lawfully disclosed to the Receiving Party by a third party without obligation of confidentiality upon the Receiving Party,

                      (d) The Receiving Party can prove that such information was developed independently by employees of the Receiving Party.


               15.2. The Receiving Party agrees that for a period of five (5) years from the date of disclosure to it will:

                      1. not copy, sell, disclose, make public, or authorize any disclosure or publication of any Proprietary Information;

                      2. take all reasonable and necessary steps to assure that all principals, officers, agents, employees, representatives, or any other persons affiliated in any manner with SCM Microsystems are given Proprietary Information on a need-to-know basis only, and they in turn do not disclose, or make public, or authorize any disclosure or publication of any Proprietary Information;

                      3. not use the Proprietary Information for any purpose other than for the purpose of performing the obligations under this Agreement;

                      4. return all such Information to the Disclosing Party no later than fifteen (15) days after the date of termination or expiration of this Agreement unless otherwise directed in writing by the Disclosing Party; and

                      5. require each individual assigned by the Receiving Party to perform Services hereunder to execute a Confidential Disclosure Agreement conforming to the requirements of this Article.

               15.3. SCM Microsystems and Sun admit for all purposes that monetary damages for any breach or threatened breach of this Article are inadequate and that any breach or threatened breach shall constitute an irreparable injury to the party whose information has been improperly disclosed. In addition to all other rights provided by law to which a party shall hereby be entitled, Sun or SCM Microsystems, as the case may be, shall have the right to have an injunction issued against the other to prevent any further breach. In the event that a party seeks an injunction hereunder, the non-moving party hereby waives any requirement for the posting of a bond or any other security.

               15.4. Nothing herein shall convey to the Receiving Party any right or license to the confidential information disclosed to the Receiving Party.

               15.5. Either party and its Subsidiaries that receive Proprietary Information of the other shall be free to use the residuals of such party's Proprietary Information, for any purpose including use and distribution in the development, manufacture, marketing and maintenance of the using party's products and services, subject to the obligation of confidentiality for the period specified in Section 15.2, above, and provided that such use does not violate any patent rights (including rights under any patent applications filed and patents pending during the term of this Agreement) or copyrights of the Disclosing Party and provided, further that such residual information was not gained with the intent to use such information to compete against the other party. As used herein the term "residuals" means information, data, ideas and concepts in non-tangible form which may be retained by the employees of the Receiving Party or its Subsidiaries who have had access to the Proprietary Information of the Disclosing Party disclosed pursuant to this Agreement.

        16.    ARBITRATION

               16.1. Resolution of Disputes In the event of any dispute between the parties hereto, the matter(s) in dispute shall first be brought to the attention of the project manager of each party for resolution. If the project managers are unable to resolve the dispute the matter shall then be brought to the attention of a Sun's Vice President of Information Resources and SCM Microsystems' President for resolution. Such individuals shall meet at a mutually convenient location to attempt to resolve such dispute. If such parties are unable to resolve the dispute the matter shall be subject to arbitration as provided in this Article 16.

               16.2. Notice to Arbitrate. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration held in Palo Alto, California, and in such event either party may serve upon the other a written notice demanding that the dispute be submitted to arbitration pursuant to this Article 16.

               16.3. Appointment of Arbitrators




                     16.3.1. After the giving of a notice to arbitrate pursuant to Section 16.1 hereof, each party within fifteen (15) days of such notice shall nominate and appoint an arbitrator and shall, within the fifteen (15) day period, notify the other party in writing of the name and address of the arbitrator so chosen. Upon the foregoing appointment of the two (2) arbitrators, such arbitrators shall forthwith, and within fifteen (15) days after their appointment and before exchanging views as to the question at issue, jointly appoint in writing a third arbitrator and give prompt written notice of such appointment concurrently to each of the parties.

                     16.3.2. If either party fails to appoint an arbitrator within fifteen (15) days of a notice to arbitrate or if the two (2) arbitrators appointed by the parties shall fail to appoint or agree upon such third arbitrator within fifteen (15) days after their appointment and in the latter case if the parties do not agree upon such third arbitrator, then either party on behalf of both parties in the latter case, may request such appointment by the then President of the San Francisco chapter of the American Arbitration Association (or any organization successor thereto) or any person or committee designated by such President. Thereafter, the arbitration shall proceed as set forth in this Article 16.

                     16.3.3. The arbitrators appointed pursuant to this Section
16.3 need not be selected from any list of the American Arbitration Association, but may not be employees, affiliates or contractors of either party. All arbitrators selected hereunder shall have at least five years experience in distributed data processing systems.

               16.4. Arbitration Proceedings.

                     16.4.1. The arbitrators chosen in accordance with Section
16.3 hereof shall, after affording to both parties a reasonable opportunity to undertake discovery, take depositions and then submit evidence and to otherwise be heard, make their determination in writing and shall give prompt written notice thereof concurrently to both parties. In conducting such proceedings, the arbitrators shall be governed by the commercial Arbitration Rules of the American Arbitration Association then in effect in San Francisco, California. The concurring determination of a majority of said arbitrators shall be binding upon both parties, or, in case a majority of the arbitrators shall not render a concurring determination, then the determination of the third arbitrator appointed pursuant to Section 16.3, above, as the case maybe shall be binding upon the parties and, in either case, such determination shall not be appealable. Judgment upon the determination rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall have no power to award punitive or consequential damages.

                     16.4.2. The fees and expenses of the arbitrators shall be borne equally between both parties hereto. If either party (hereinafter in this sentence referred to as the "defaulting party") shall fail to pay its share of any fees or expenses of the arbitrators, then the other party (hereinafter in this sentence referred to as the "creditor party") may pay the share of the defaulting party on behalf of the defaulting party and the defaulting party shall, upon demand, reimburse the creditor party for such payment together with interest thereon at the prime rate (as quoted by the Bank of America on the date the obligation to make payment arises). Each party shall bear its own expenses arising from such arbitration, except as may be otherwise determined by the arbitrators.

                     16.4.3. Each party shall have the right to obtain discovery and, upon leave of the arbitrators, to take depositions, of the scope and in the manner provided in Sections 1283.05 and 1283.1 of the Code of Civil Procedure of the State of California, whether or not the California Arbitration Act is deemed to apply to said arbitration.

        17.    NOTICES

        Any notice, request, or other communication to be given in writing under this Agreement shall be deemed to have been given by either party to the other party:

               (a) Five (5) days after the date of mailing thereof, as shown on the post office receipt, if mailed to the other party by registered or certified mail at the applicable address specified by the other party in writing; or

               (b) Upon the date of the receipt thereof by such other party, if not so mailed by registered or certified mail.

        The mailing addresses for the parties are as follows:

               For Sun:
               Sun Microsystems, Inc.
               2550 Garcia Ave
               Mountain View, California 94043
               M/S UMIL09-03
               Attn:  Carol Borgardt, Commodity Manager

               With a copy to the Office of the General Counsel, M/S:
               UPAL 01-521

               For SCM Microsystems:
               SCM Microsystems, Inc.
               131 Albright Way
               Los Gatos, CA 95030 Attention:  John Lynch

               with copy to William Kelly, Chief Financial Officer

        18.    ASSIGNMENT

        This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party and any such attempted assignment shall be void, except that either party may assign this Agreement and/or any of its rights and/or obligations hereunder, upon written notice to the other party or to another entity in that party's merger or consolidation with another entity, without the consent of the other party, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of the assigning party under this Agreement.

        19.    GENERAL

               19.1. Audit Rights. During the term of this Agreement and for a period of three (3) years after the termination or expiration hereof, Supplier shall keep proper books of record and account in accordance with generally accepted accounting practices consistently applied. Upon five (5) business days notice Supplier shall permit Sun or an independent accounting firm designated by Sun to examine and inspect, at Supplier's facility and during normal business hours, the books and financial records of Supplier and make copies therefrom for the purpose of determining Supplier's compliance with the terms of this Agreement, including, but not limited to paragraph 3.4, and the correctness of any bills or invoices for costs and expenses for which Supplier has sought reimbursement or payment under this Agreement.

               19.2. This Agreement constitutes the complete and exclusive statement of the agreement between the parties as relates to the subject matter and supersedes all proposals, oral or written, and all other representations, statements, negotiations and undertakings relating to the subject matter.

               19.3. No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon either party unless in writing signed by an authorized representative of such party. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

               19.4. In the event any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

               19.5. Upon termination or other expiration of this Agreement, each party shall forthwith return to the other all papers, materials and other properties of the other held by it for purposes of the performance of this Agreement.

               19.6. The captions used in this Agreement are inserted for the convenient reference of the parties and in no way define, limit or describe the scope or intent of this Agreement or any part hereof.

               19.7. Except as otherwise permitted herein, neither Sun nor SCM Microsystems shall disclose the contents of this Agreement to third parties unless required to do so by legal proceedings.

               19.8. This document, its contents, Exhibits, Attachments, and Amendments, and any and all correspondence and Deliverables related thereto shall be considered and treated as "Confidential Information" of each party.

               19.9. Dates or times by which SCM Microsystems is required to make performance under this license shall be postponed automatically for so long as SCM Microsystems is prevented from meeting them by causes which are Sun's responsibility.

               19.10. The prevailing party in a controversy or claim shall have the right to collect its reasonable expenses incurred in enforcing this Agreement, including reasonable attorney's fees.

               19.11. This Agreement may be executed in two original counterparts, which together shall constitute the same Agreement, but only one of which need be produced to evidence the Agreement.

               19.12. The parties further agree that the rights and obligations set forth in Sections 2.5, 3.1, 3.3, 3.4, 8.3 and 19.5 and Articles 5, 6, 7, 10, 12, 13, 14, 15, 16 and 17 shall survive the completion or termination of this Agreement for any reason and enforcement thereof pursuant to this article shall not be subject to any conditions precedent.

        IN WITNESS WHEREOF, each party has caused counterpart originals of this Agreement to be executed as of the date first above written, by its authorized representative.


SUN MICROSYSTEMS, INC.                             SCM MICROSYSTEMS, INC.


By:________________________                        By:________________________


___________________________                        ___________________________
       (Print Name)                                       (Print Name)

Title:_____________________                        Title:_____________________


Date: _____________________                        Date:_____________________

                                    EXHIBIT A

                           LOANED EQUIPMENT & SOFTWARE

                                    EXHIBIT B

                       STATEMENT OF WORK & SPECIFICATIONS


                                      SCOPE

        SCM Microsystems shall design, manufacture, test and deliver to Sun, S-bus Card Adaptors fully compatible with Sun's SS-5; SS-20, Ultra 1 and Ultra 2 products.

        SCM Microsystems shall study the SBus specifications (IEEE 1496 standard), the specifications of the proprietary S-Bus to PCMCIA ASIC developed by Sun, as well as the existing rear--access S-Bus PC Card adapter (X1030) design currently sold by Sun to determine what additional technical challenges might present themselves in the development and system-level qualification of their product.

        SCM Microsystems will use Sun's supporting software for testing and demonstrating the functionality of their product. SCM Microsystems will perform all necessary tests and evaluations to determine the electrical conditions that exist within Sun workstation products in which the S-bus Card Adaptor will be installed to determine what design precautions will be required to ensure system safety, EMI compliance to Class B, and functional compatibility.

        Sun shall provide SCM Microsystems with information regarding Sun's products and their components as necessary to allow SCM to make the S-bus Card Adaptor fully compatible with the Sun products.

                            FIRST ARTICLE INSPECTION

Mechanical Fit - SMCC D/T Mechanical Engineering
Functional Compatibility - SMI IR
Installation - SMI IR
Documentation - SMI IR

                              QUALITY REQUIREMENTS

TBD

                               ACCEPTANCE CRITERIA

Mechanical Fit - SMCC D/T Mechanical Engineering
Functional Compatibility (SSQA PCMCIA Test Suite) - SMI IR
Installation Process Review - SMI IR
Documentation Review - SMI IR

        Each S-bus Card Adaptor shall be packaged in a single box to allow Sun to assign a single part number to the S-bus Card Adaptor.

SHIPPING INSTRUCTIONS

Detailed in Purchase Order.

                                    WARRANTY

See Section 9 of this Agreement.

                              HARDWARE DELIVERABLES


  Qty.          Description                    Due Date
  ----          -----------                    --------
10 ea     Prototype Units                        [ * ]
50 ea     Pre-production Units                   [ * ]


                           DOCUMENTATION DELIVERABLES


Qty.           Description                               Due Date

Mechanical Design Drawings                        yes, tbd SCM Microsystems
Electrical (DVT) Test Report                      yes, tbd SCM Microsystems
EMI Test Report                                   yes, tbd SCM Microsystems
Functional Test Plan                              yes, tbd SCM Microsystems

                               MILESTONE SCHEDULE


               Event                                           Due Date
Preliminary Schematic                                [ * ]
Schematics, Layout & 1st Prototype                   [ * ]
Electrical Testing                                   [ * ]
Delivery of 10 Prototypes                            [ * ]
Pre-production Units                                 [ * ]
US, FCC, CE and CSA Approvals                        [ * ]
Ship production units                                [ * ]




*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
        HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C

                             PRODUCTION UNIT PRICES

        The purchase price of S-bus Card Adaptors shall be as follows:


                                      [ * ]

        The foregoing notwithstanding, Sun acknowledges that certain mechanical and enclosure design specifications in its Ultra2 machine may require modifications to the S-bus Card Adaptor by SCM Microsystems, which modifications may affect the unit price to be paid by Sun for such product. The parties shall negotiate in good faith the affect of the same on the unit price.




*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
        HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT D

                  PRODUCTION UNITS TERMS AND CONDITIONS OF SALE

1.      Definitions:

        Award Letter shall mean that document delivered by Sun to, and accepted by, SCM Microsystems setting out the particular commitments of the parties with respect to specific Products, prices, Product Leadtimes, and other terms relative to the purchase of specific Products.

        Leadtime shall mean the number of days from placement of a Purchase Order to the date of delivery to the F.O.B. point. Leadtimes shall be set out in the Award Letter.

        Notice shall mean the giving of notice in the following manner: notices or communications made in writing and hand delivered, or sent by registered mail return receipt requested, or sent by overnight courier service to the receiving party at the address specified in the Award Letter, or such other address as a party may specify.

        Product(s) shall mean those component parts, materials or finished goods offered for sale by SCM Microsystems and as further described in the Award Letter.

        Purchase Order shall mean an offer from Sun received by SCM Microsystems, whether in written or other form, or in electronic form pursuant to Exhibit 1, attached hereto and incorporated herein, to purchase or schedule delivery of a particular amount of Products. The Purchase Order shall specify the relevant information such as quantity, price and proposed delivery dates of the Products. When acknowledgment of receipt and acceptance thereof is made by SCM Microsystems the Purchase Order shall be deemed a commitment to purchase and sell the Products pursuant to the terms of this Agreement and the Purchase Order.

        Specifications shall mean the applicable product specifications for Products from SCM Microsystems Sun shall issue and deliver to SCM Microsystems Purchase Orders setting out the agreed upon schedule of deliveries. SCM Microsystems shall accept Sun's Purchase Order to the extent that such Purchase Order is consistent with Sun's forecast and SCM Microsystems' Leadtimes.

        2. Purchase of Product(s): In the event that Sun elects to purchase Products from SCM Microsystems Sun shall issue and deliver to SCM Microsystems Purchase Orders setting out the agreed upon schedule of deliveries. SCM Microsystems shall accept Sun's Purchase Order to the extent that such Purchase Order is consistent with Sun's forecast and SCM Microsystems' Leadtimes.

        3. [ * ]




*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
        HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION.

        4. Payment Terms: Sun shall make payment to SCM Microsystems in the manner and at the times set out in the Award Letter.

        5. Delivery: Unless otherwise set out in the Award Letter delivery shall be F.O.B. point of manufacture.

        6. Cancellation/Rescheduling. Sun may cancel or reschedule all or any part of a Purchase Order prior to Product shipment. Sun shall pay a cancellation or rescheduling charge, as the case may be, as follows:

        Cancellation notice given more than sixty (60) days of original scheduled delivery date.... No cancellation fee.

        Cancellation notice given more than thirty (30) but less than sixty (60) days of original scheduled delivery date...cancellation fee equal to...percent of the purchase price of Products cancelled.

        Cancellation notice given more than ten (10) but less than thirty (30) days of original scheduled delivery date...cancellation fee equal to...percent of the purchase price of Products cancelled.

        Cancellation notice given more than one (1) but less than ten (10) days of original scheduled delivery date...cancellation fee equal to...percent of the purchase price of Products cancelled.

        No rescheduling fee shall be payable if the Product is to be delivered within thirty (30) days of the original scheduled delivery date.

        Rescheduling notice given more than thirty (30) days of original scheduled delivery date.... A rescheduling fee of...if the Product is to be delivered more than thirty (30) days of the original scheduled delivery date.

        Rescheduling notice given more than ten (10) but less than thirty (30)
days of original scheduled delivery date.... A rescheduling fee of...if the
Product is to be delivered more than thirty (30) days of the original scheduled delivery date.

        Rescheduling notice given more than one (1) but less than (10) days of original scheduled delivery date.... A rescheduling fee of...if the Product is to be delivered more than thirty (30) days of the original scheduled delivery date.

        7. Upside Support: When requested by Sun from time to time, SCM Microsystems shall use best efforts to sell and deliver to Sun Product(s) (i) in excess of the then latest forecast or (ii) at an accelerated delivery schedule (collectively "Upside Support"). The particulars of SCM Microsystems' obligation to provide Upside Support shall be set out in the Award Letter.

        8. Allocation: If SCM Microsystems is unable to deliver the quantities set out in a Purchase Order, due to shortages of Product, raw materials or SCM Microsystems' capacity, SCM Microsystems shall allocate Product to Sun under whichever of the following formulas would give Sun the greatest amount of
Product:

           a. In proportion to Sun's percentage of all of SCM Microsystems' customer orders and forecast for such Products in effect at the time of the shortage; or

           b. The most favorable allocation formula used with any of SCM Microsystems' customers.

        9. Product Discontinuance: SCM Microsystems shall provide Sun with one
(1) year's written notice prior to discontinuing the manufacture or sale of a Product.

        10. Subsidiaries. All current and future subsidiaries of Sun Microsystems, Inc., and contractors of Sun, designated by Sun, may purchase Product pursuant to this Agreement.

        11. Attorney's Fees: In the event of any litigation arising out of this Agreement or its enforcement by either party, the prevailing party shall be entitled to recover as part of any judgment, reasonable attorneys' fees and court costs.



                                               -3-